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                                                                    EXHIBIT 10.3

                                AGENCY AGREEMENT


     AGENCY AGREEMENT, dated as of March 2, 2001 (this "Agreement"), between
                                                        ---------
IMMUNEX REAL ESTATE TRUST 2001, a Delaware business trust (the "Lessor"), and
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IMMUNEX CORPORATION, a Washington corporation (the "Construction Agent").
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                              Preliminary Statement
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     A.  The Lessor and Lessee are parties to the Lease, pursuant to which
Lessee has agreed to lease the Property from the Lessor.


     B. The Lessor and Lessee are also parties to that certain Participation Agreement, dated as of the date hereof (as amended or otherwise modified from time to time, the "Participation Agreement"), among Immunex Corporation, Immunex
                   -----------------------
Funding Corp., as SPC, Wilmington Trust Company, not in its individual capacity except as set forth therein, but solely as Trustee, the Lessor, the financial institutions listed on Schedule II thereto as Investors, the financial institutions listed on Schedule I thereto as Banks, The Chase Manhattan Bank, as Administrative Agent, Collateral Agent and Agent Bank.

     C. Subject to the terms and conditions hereof, (i) the Lessor desires to appoint the Construction Agent as its sole and exclusive agent in connection with the acquisition of the construction of the Improvements in accordance with the Plans and Specifications and (ii) the Construction Agent desires, for the benefit of the Lessor, to cause the construction of the Improvements in accordance with the Plans and Specifications as hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                             SECTION 1. DEFINITIONS

     1.1 Defined Terms. Capitalized terms used and not defined herein shall have
     -----------------
the meanings assigned thereto in Annex A to the Participation Agreement; and the rules of interpretation set forth in Annex A to the Participation Agreement shall apply to this Agreement.
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                  SECTION 2. APPOINTMENT OF CONSTRUCTION AGENT

     2.1 Appointment and Acceptance. Subject to the terms and conditions hereof
     ------------------------------
and of the Participation Agreement and Lease, the Lessor hereby irrevocably designates and appoints the Construction Agent as its exclusive agent in connection with construction of the Improvements in accordance with the Plans and Specifications. The Construction Agent hereby accepts the designation and appointment as construction agent and agrees to perform such functions and duties as set forth herein.

     2.2 Term.  This Agreement shall commence on the date hereof and shall
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terminate with respect to the Property upon the earlier to occur of:

          (i)   the Completion Date;

          (ii) the termination of this Agreement pursuant to Section 5 hereof and the satisfaction by the Construction Agent of all obligations hereunder; and

          (iii) the exercise by the Construction Agent of the Purchase Option set forth in Section 20.1 of the Lease;

provided, however, that any termination of this Agreement shall not relieve the
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Construction Agent for liability for breach hereof.

     2.3 Scope of Authority. (a) The Lessor hereby expressly authorizes the
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Construction Agent to, and the Construction Agent shall, take all action necessary or desirable for the construction of the Improvements in accordance with the Plans and Specifications and the Budget and to fulfill all of the obligations of the Construction Agent, including, without limitation:

          (i) the right to approve payment of all invoices for services and materials related to the development, design, construction and equipping of the Improvements, and to submit Requisitions under the SPC Loan Agreement and the Participation Agreement and to receive the proceeds of Advances under the SPC Loan Agreement and to receive the same directly from the Administrative Agent provided, however, the Construction Agent shall not
                          --------  -------
     incur any expenses in excess of an amount equal to the sum of the SPC Loan Commitments plus the Investors Contribution Commitment without the express written consent of the Lessor;

          (ii) all design and supervisory functions relating to the construction of the Improvements and performing all engineering work related to the construction of the Improvements;

          (iii) negotiating and entering into all contracts or arrangements for the construction of the Improvements, development of infrastructure relating thereto, and the procurement of the equipment necessary to construct the Improvements on such terms and conditions as are customary and reasonable in light of local standards and practices;

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          (iv)   obtaining all necessary permits, licenses, consents, approvals and other authorizations, including those required under applicable Environmental Laws, from all Governmental Authorities in connection with the development and construction of the Improvements substantially in accordance with the Plans and Specifications;

          (v) maintaining all books and records with respect to the construction, operation and management of the Property;

          (vi) contesting any mechanics' or materialmen's lien and prosecuting all other permitted contest rights of Lessee under Section 13.1 of the Lease during the Construction Period;

          (vii) performing those actions permitted to be performed by the Lessee under Section 12.2 of the Lease during the Construction Period;

          (viii) bringing or defending any claims or seeking resolution of any disputes arising from the Construction Agent's performance of the foregoing obligations;

          (ix) performing any other acts necessary in connection with construction and development of the Improvements in accordance with the Plans and Specifications;

          (x) submitting Requisitions to the Administrative Agent under the Participation Agreement and receiving the proceeds of Advances; and

          (xi) maintaining the insurance required pursuant to Section 6 hereof.

     (b) Neither the Construction Agent nor any of its Affiliates or agents shall, without the written consent of the Lessor, enter into any contract which would, directly or indirectly, impose any liability or obligation on the Lessor, any Bank or the Administrative Agent beyond the liability or obligations permitted under the Operative Agreements, and each such contract shall be non-recourse to Lessor, the Banks and the Administrative Agent in accordance with
Section 30.6 of the Lease.

     (c) Subject to the terms and conditions of this Agreement, the Construction Agent shall have sole management and control over the construction means, methods, sequences and procedures with respect to the construction of the Improvements.

     2.4  Delegation of Duties. The Construction Agent may execute any of its
     -------------------------
duties under this Agreement by or through agents, contractors, employees or attorneys-in-fact and may enter into agreements with architects and contractors for the purpose of so delegating such duties; provided that no such delegation shall limit or reduce in any way the Construction Agent's duties and obligations under this Agreement.

     2.5  Covenants of the Construction Agent. The Construction Agent hereby
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covenants and agrees that it will:

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     (a) cause construction of the Improvements to be prosecuted diligently and continuously in accordance with the Plans and Specifications and in compliance with all Legal Requirements and Insurance Requirements (except where the failure to comply with Legal Requirements and Insurance Requirements is not material);

     (b) cause the Completion Date to occur on or prior to the Outside Completion Date, free and clear (by removal or bonding) of Liens (other than Permitted Liens or Lessor Liens) or material claims for materials supplied or labor and services performed in connection with the construction of the Improvements; provided, that the failure to cause the Completion Date to occur
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by the Outside Completion Date shall not be deemed a breach hereunder if such delay is caused by a Force Majeure Event and Completion is accomplished within three (3) months of the date otherwise applicable but for this proviso; provided, further, to the extent such failure to complete is caused by a Force
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Majeure Event extending beyond such three (3) month period, the Construction
Agent shall elect one of the Construction Agent Options set forth in Section 2.6 and, if such election is not made within ten (10) Business Days of the end of such three (3) month period, the Construction Agent shall be deemed to have elected to purchase the Property for the Termination Value in accordance with the provisions of Section 2.6;

     (c) notify the Lessor in writing not less than five (5) Business Days after the Responsible Officer of the Construction Agent believes in his or her reasonable judgment that the Completion of Construction will not occur on or prior to the Outside Completion Date;

     (d) promptly notify the Lessor and the Administrative Agent in writing of the occurrence of any Force Majeure Event and take all reasonable and practical steps to minimize the disruption of the construction process arising from Force Majeure Events;

     (e) comply in all respects with all Legal Requirements (including Environmental Laws) and Insurance Requirements required for the Construction of Improvements during the Construction Period;

     (f) procure, maintain and comply with all licenses, permits, orders, approvals, consents, and other authorizations required for the construction of the Improvements and provide information to the Lessor within a reasonable time after the Lessor's request for such information regarding the status of the foregoing;

     (g) subject to the limitations of Section 5.4(a) hereof and the receipt of sufficient funds in accordance with Section 4.1 hereof, pay and discharge any and all Project Costs, including, without limitation, the costs of, as applicable, constructing, equipping and furnishing the Improvements and payment of all real estate taxes, insurance premiums and other items payable prior to Completion, as the same become due and payable;

     (h) following the Completion Date use reasonable good-faith efforts to cause all outstanding punch list items with respect to the Improvements on the Property to be completed, but in any event within three (3) months following the Completion Date; and

     (i) comply fully and punctually with all of the material terms, covenants and conditions on its part to be complied with under the agreements entered into by Construction Agent pursuant to paragraph 2.3 (a) (iii) hereof.

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     2.6 Options. (a) After the Construction Agent gains knowledge or a
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reasonable expectation that the costs for construction of the Improvements shall exceed the original Budget (or exceed the Budget as modified in accordance with the Operative Agreements) or that Completion shall not occur on or prior to the Outside Completion Date, the Construction Agent shall promptly (and in any event within five (5) Business Days of gaining such knowledge or expectation) notify the Administrative Agent in writing of the same. If at any time prior to the Outside Completion Date, the Lessor shall have (x) determined in its reasonable good faith judgment that (i) the sum of the available SPC Loan Commitment and the available Investor Contribution Commitment shall be less than the amounts necessary for Completion of the Improvements or (ii) Completion of the Improvements shall not occur on or prior to the Outside Completion Date, or (y) received any notice from the Construction Agent as referenced in the preceding provisions of this paragraph, then in any such case Lessor shall have the option to cease advancing Project Costs and/or replace the Construction Agent with a new construction agent selected by the Lessor to finalize the Completion of the Improvements. The cost and expense incurred to finalize the Completion of the Improvements as referenced in the preceding sentence shall be the responsibility of the Construction Agent and shall be payable by the Construction Agent on demand; provided, in no event shall the obligations of the Construction Agent for such costs and expenses exceed the amounts payable by the Construction Agent under Section 5.4(a); provided, further, amounts expended by the Lessor to finalize the Completion of the Improvements as referenced in the preceding sentence shall be added to the Project Cost.

     (b) The costs of Completion of the Improvements in excess of the original Budget (or the Budget as modified in accordance with the Operative Agreements) in each case as previously delivered to the Lessor shall not be the responsibility of the Construction Agent but instead shall be paid by Lessor, if the Lessor so elects, from Advances made by SPC and the Investors to the extent, but only to the extent, that (after taking into account such excess costs and any other items of excess cost which are then known to the Construction Agent or are reasonable for the Construction Agent to expect) the conditions precedent set forth in Section 6.3 of the Participation Agreement are satisfied.

     (c) Subject to SPC and the Investors not agreeing to continue making advances in accordance with the provisions of the next paragraph and in the event from time to time (i) the Construction Agent gains knowledge or a reasonable expectation that the costs of the Improvements shall exceed the original Budget (or exceed the Budget as modified in accordance with the Operative Agreements) or that Completion of the Improvements shall not occur on or prior to the Outside Completion Date, or (ii) the Lessor shall have determined in its reasonable good faith judgment that the sum of the available SPC Loan Commitment and the available Investor Contribution Commitment shall be less than the amounts necessary for Completion of the Improvements or that Completion of the Improvements shall not occur on or prior to the Outside Completion Date, the Construction Agent shall elect and comply (within ten (10) days of the Construction Agent gaining such knowledge or expectation or within ten (10) days of the Lessor making such determination and giving written notice of the same to the Construction Agent, as referenced in subsections (i) and (ii) above of this paragraph) with one of the options set forth in the following subsections (A) or (B) (collectively, the "Construction Agent Options"): (A) the
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Construction Agent shall pay to the Lessor, on a date designated by the Lessor, an aggregate amount equal to (x) the Termination Value, plus (y) any and all fees and expenses incurred by or on behalf of the Lessor in connection with the Property (including without limitation the transfer thereof) and on such date the Lessor shall transfer and convey to the Construction Agent all right, title and interest of the Lessor in and to the Property, or (B) the

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Construction Agent shall pay to the Lessor, on a date designated by the Lessor, any and all amounts that are due hereunder or under any other Operative Agreement upon the occurrence of an Agency Agreement Event of Default, subject to the limitation provided for in Section 5.4(a), and on and after such date, the Construction Agent and the Lessee shall be irrevocably deemed, without any further action, to have relinquished, and shall relinquish in accordance with
Section 10.2 of the Lease, all of its right, title and interest in and to all, but not less than all, the Property and to have transferred and conveyed all such right, title and interest to the Lessor, and the Construction Agent shall execute and deliver to the Lessor or its designee, at the cost and expense of the Construction Agent, each of the following: (w) special or limited warranty Deeds and other appropriate assignments conveying the Property to the Lessor or its designees free and clear of the Lien of the Lease, and the Lien of the Credit Documents; (x) a Bill of Sale conveying the Property (to the extent they consist of personal property) to the Lessor or its designee free and clear of the Lien of the Lease, and the Lien of the Credit Documents; and (y) any real estate tax affidavit or other document required by law to be executed and filed in order to record the applicable deed or other assignments. In connection with any transfer of the Improvements as referenced above in this Section 2.6(c) by the Lessor to the Construction Agent, the Lessor shall execute and deliver to the Construction Agent, at the cost and expense of the Construction Agent (subject to the limitations described in the next sentence), each of the following: (w) special or limited warranty deeds and other appropriate assignments conveying the Property to the Construction Agent free and clear of the Lien of the Lease, the Lien of the Credit Documents and any Lessor Liens;
(x) a bill of sale conveying the Property (to the extent they consist of personal property) to the Construction Agent free and clear of the Lien of the Lease, the Lien of the Credit Documents and any Lessor Liens; and (y) any real estate tax affidavit or other document required by law to be executed and filed in order to record the applicable deed or other assignments. The Lessor shall elect whether the out-of-pocket fees and expenses associated with the transfer of the Property shall be paid by either (i) sales proceeds from the Property,
(ii) the Lessor (but only to the extent amounts are available therefor with respect to the available SPC Loan Commitment and the available Investor Contribution Commitment or SPC and each Investor approves the necessary increases in the available SPC Loan Commitment and the available Investor Contribution Commitment to fund such fees and expenses), or (iii) the Construction Agent; provided, if the Construction Agent funds such fees and expenses (as referenced in subsection (iii)) then the amounts payable under clause (B) of the Construction Agent Options will be reduced accordingly. Amounts funded by SPC and the Investors with respect to the foregoing shall be added to the Project Costs. All of the foregoing documentation must be in form and substance reasonably satisfactory to the Lessor. Subject to the foregoing, the Property shall be conveyed to the Construction Agent "AS-IS", "WHERE-IS" and in its then present physical condition.

     (d) In the event the costs in excess of any original Budget previously delivered to the Administrative Agent for the Improvements are not funded by SPC and the Investors because (after taking into account such excess costs and any other items of excess cost which are then known to the Construction Agent or are reasonable for the Construction Agent to expect) the conditions precedent set forth in Section 6.3 of the Participation Agreement are not satisfied, then if, but only if, the Banks and all the Investors agree at such time, (a) such excess costs shall be funded and (b) the SPC Loan Commitment and the Investor Contribution Commitment shall be increased accordingly.

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                          SECTION 3. THE IMPROVEMENTS

     3.1 Amendments; Modifications. (a) The Construction Agent may at any time
         -------------------------
revise, amend or modify (i) the Plans and Specifications without the consent of the Lessor; provided that any such revision, amendment or modification to the Plans and Specifications does not (x) result in the Completion Date occurring after the Outside Completion Date and/or (y) result in the Project Costs subject to such amendment exceeding the sum of the then SPC Loan Commitments and the then Investor Contribution Commitments, and (ii) the Budget; provided that such revisions, amendments or modifications to the Budget do not result in any increase in the Project Costs greater than the sum of the then SPC Loan Commitments and the then Investor Contribution Commitments.

     (b) The Construction Agent agrees that it will not implement any revision, amendment or modification to the Plans and Specifications if the aggregate effect of such revision, amendment or modification would be to reduce the Fair Market Sales Value of the Property as set forth in the Appraisal of the Property, below the sum of the then outstanding SPC Loan and Investor Contribution when completed, unless such revision, amendment or modification is required by Legal Requirements or Insurance Requirements.

                          SECTION 4. PAYMENT OF FUNDS

     4.1 Right to Receive Construction Cost. (a) During the course of the
         ----------------------------------
construction of the Improvements, the Construction Agent may request that the Lessor advance funds for the payment of Project Costs, and the Lessor will comply with such request to the extent provided for under the Participation Agreement. The Construction Agent and the Lessor acknowledge and agree that the Lessee's right to request funds and the Lessor's obligation to advance funds for the payment of Project Costs is subject in all respects to the terms and conditions of the Participation Agreement and each of the other Operative Agreements.

     (b) The proceeds of any funds made available to the Lessor to pay Project Costs shall be made available to the Construction Agent or its designee in accordance with the Requisition relating thereto and the terms of the Participation Agreement. The Construction Agent will use such proceeds only to pay the Project Costs set forth in the Requisition relating to such funds.

     (c) Notwithstanding anything herein to the contrary, the Lessor shall not be required to make advances to pay or reimburse or compensate the Construction Agent with respect to or arising out of a Construction Period Force Majeure Event, including a Construction Period Force Majeure Event Loss.

                          SECTION 5. EVENTS OF DEFAULT

     5.1 Events of Default. If any one or more of the following events (each, as
     ---------------------
used in this Agreement, an "Agency Agreement Event of Default") shall occur:
                            ---------------------------------

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     (a) the Construction Agent fails to apply any funds paid by the Lessor to the Construction Agent for the construction of the Improvements to the payment of Project Costs; or

     (b) the Construction Commencement Date with respect to the Improvements does not occur within three (3) months of the Closing Date; provided, that the
                                                            --------
failure to commence construction within such three (3) month period shall not be deemed a breach hereunder if such delay is caused by a Force Majeure Event and the Construction Commencement Date occurs within three (3) months of the date otherwise applicable but for this proviso; provided, further, to the extent such
                                           --------  -------
failure to commence construction of the Improvements is caused by a Force Majeure Event extending beyond such three (3) month period, the Construction Agent shall elect one of the Construction Agent Options set forth in Section 2.6 and, if such election is not made within ten (10) Business Days of the end of such three (3) month period, the Construction Agent shall be deemed to have elected to purchase all the Properties for the Termination Value in accordance with the provisions of Section 2.6; or

     (c) the Construction Agent shall fail to observe its covenants set forth in
Section 6 hereof; or;

     (d) the Construction Agent shall fail to observe its covenants set forth in
Section 2.5(b) hereof and such failure shall have continued for thirty (30) days after the date on which written notice thereof has been given to the Construction Agent by the Lessor; provided, however, that so long as the Construction Agent is making diligent efforts to cure such breach, the Construction Agent shall not be in default during such longer period as is reasonable for a curable breach which the Construction Agent is continuing in its diligent efforts to cure, provided that in no event shall such breach continue for a period in excess of an additional ninety (90) days; or

     (e) the Construction Agent shall fail to observe or perform any covenant (other than any covenant described in clause (a), (b), (c) or (d) above) made by it herein and such failure shall have continued for thirty (30) days after the date on which written notice thereof has been given to the Construction Agent by the Lessor; provided, however, that so long as the Construction Agent is making diligent efforts to cure such breach, the Construction Agent shall not be in default during such longer period as is reasonable for a curable breach which the Construction Agent is continuing in its diligent efforts to cure, provided that in no event shall such breach continue for a period in excess of an additional ninety (90) days; or

     (f) the Construction Agent shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof, (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a receiver of itself or the whole or any substantial part of its property, (v) fail to cause the discharge of any custodian, trustee or receiver appointed for it or the whole or a substantial part of its property within sixty
(60) days after such appointment, or (vi) file a petition or answer seeking or consenting to reorganization under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof; or

     (g) insolvency proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any

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

State or Commonwealth thereof, (iii) make a general assignment for the benefit State or Commonwealth thereof shall be filed against the Construction Agent and not dismissed within sixty (60) days from the date of its filing (provided, that the Construction Agent hereby expressly authorizes the Lessor to appear in any court conducting any such proceeding during such sixty (60) day period to preserve, protect and defend their respective rights under the Operative Agreements), or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of the Construction Agent, a receiver of the Construction Agent or the whole or a substantial part of any of their respective property, and such order or decree shall not be vacated or set aside within sixty (60) days from the date of the entry thereof; or

     (h) any representation or warranty made or deemed made by the Construction Agent herein or in the Participation Agreement or which is contained in any certificate or Requisition furnished at any time in connection with the construction of the Improvements shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made;

     then, in any such event, and subject to Section 5.3(b), the Lessor may, in addition to the other rights and remedies provided for in this Article, terminate this Agreement by giving the Construction Agent five (5) days notice of such termination and upon the expiration of the time fixed in such notice, this Agreement shall terminate and all rights and obligations of the Construction Agent and the Lessor under this Agreement shall cease. Subject to the limitations of Section 5.4, the Construction Agent shall pay all costs and expenses incurred by or on behalf of the Lessor, including reasonable fees and expenses of counsel, and, upon demand, Termination Value, as a result of any Agency Agreement Event of Default.

     5.2 Damages. The termination of this Agreement pursuant to Section 5.1
     -----------
shall in no event relieve the Construction Agent of its liability and obligations hereunder, all of which shall survive any such termination.

     5.3 Remedies; Remedies Cumulative.
     ---------------------------------

     (a) Termination of Commitments, Acceleration, etc. Upon the occurrence and
         ---------------------------------------------
continuance of any Agency Agreement Event of Default of the type described in
Section 5.1(f) or Section 5.1(g), the Investor Contribution Commitments and the SPC Loan Commitments shall automatically terminate and the Construction Agent shall immediately become obligated to pay the then outstanding amount of the Termination Value, without presentment, demand, protest, notice of acceleration or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or any other Operative Document to the contrary notwithstanding. After the occurrence and continuance of any other Agency Agreement Event of Default, the Lessor may by written notice to the Construction Agent, immediately (x) terminate all Commitments, (y) terminate this Agreement (and upon the giving of such notice, this Agreement shall terminate and all rights of the Construction Agent and all obligations of the Lessor under this Agreement (as the case may be) shall cease) and/or (z) subject to the limitations imposed under Section 5.4, accelerate the amounts due and owing by the Construction Agent hereunder and, upon any such notice of acceleration, the Construction Agent shall, subject to the limitations imposed under Section 5.4, immediately become obligated to pay all such amounts.

     (b) If (x) a Fully Indemnifiable Event shall have occurred, (y) an Event of Default shall have occurred and be continuing and the occurrence of which is Within the Construction Agent's Control (whether or not constituting, or arising out of, a Fully

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Indemnifiable Event), or (z) any Agency Agreement Event of Default described in
Section 5.1(b) or 5.1(d) shall have occurred and be continuing and the occurrence of which is Within the Construction Agent's Control (whether or not constituting, or arising out of, a Fully Indemnifiable Event) and the Construction Agent and/or the Lessee shall have failed to relinquish all of its interest in the Property, convey possession thereof to the Lessor or its designee in compliance with Section 5.4(a) and/or shall have failed to comply with the indemnification obligations under Section 12 of the Participation Agreement, then, in each such case set forth in clauses (x), (y) and (z) above, the Lessor shall have all rights and remedies available under the Operative Agreements (including under Section 17.3 of the Lease) or available at law, equity or otherwise, including the right to declare the Termination Value due and owing.

     (c) No failure to exercise and no delay in exercising, on the part of the Lessor, any right, remedy, power or privilege under this Agreement or under any other Operative Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     5.4 Limitation on Construction Agent's Recourse Liability. (a)
     ---------------------------------------------------------
Notwithstanding anything contained herein or in any other Operative Agreement to the contrary, if (i) an Agency Agreement Event of Default described in Section 5.1(b) or 5.1(d) the occurrence of which is not Within the Construction Agent's Control and does not constitute, and is not the result of, a Fully Indemnifiable Event (a "Construction Risk Event") and (ii) no other Event of Default has
          -----------------------
occurred and is continuing (x) the occurrence of which is Within the Construction Agent's Control, or (y)which does not constitute, and is not the result of, a Fully Indemnifiable Event, then so long as the Construction Agent relinquishes all of its interest in the Property and conveys possession thereof to the Lessor or its designee in compliance with all Environmental Laws and the requirements of Section 10.1 and 10.2 of the Lease (other than any such requirement which requires completion of the Improvements), accompanied by an affidavit to the Lessor to such effect and appropriate statements of termination, the aggregate maximum recourse liability of the Construction Agent with respect to such default to the Lessor or any Person claiming by, through or under the Lessor under the Operative Agreements, shall be limited to the Non-Completion Amount. The Construction Agent nonetheless acknowledges and agrees that, subject to the provisions of Section 13.8(b) of the Participation Agreement, (i) the Lessor shall be entitled to recover from the Property (including through any reletting and/or sale of the Property or any portion thereof) the entire outstanding funded amount of the SPC Loans and Investor Contributions at the time of such Agency Agreement Event of Default, along with all accrued and unpaid interest on the outstanding amount of the SPC Loans, yield on the outstanding Investor Contributions and other amounts then due and owing to the Lessor under the Operative Agreements and all other costs and expenses of the Lessor incurred in connection with the Property (including without limitation, any costs incurred in connection with the construction of the Improvements and/or any reletting or sale of such Property or any portion thereof) from and after the date of such return, and (ii) the foregoing recourse limitations are exclusive of any amounts due and owing under Section 12 of the Participation Agreement.

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     (b) The proceeds received from any sale of the Property after the
Construction Agent has relinquished its interest in the Property pursuant to
Section 5.4(a) above shall be applied in accordance with Section 13.8 of the Participation Agreement.

     5.5 Construction Agent's Right to Purchase. In the event that an Agency
     ------------------------------------------
Agreement Event of Default (other than an Agency Agreement Event of Default under Section 5.1(f) or Section 5.1(g)), shall have occurred and be continuing, the Construction Agent shall have the irrevocable option to purchase the Property for a price equal to the Termination Value as of the date of such purchase plus all other amounts due and owing hereunder, under the Participation Agreement and the other Operative Agreements, such purchase to be effected in accordance with the procedures set forth in Section 20 of the Lease; provided that the Construction Agent shall have given written notice whether or not it intends to do so within five (5) Business Days after the occurrence of such Agency Agreement Event of Default and provided, further, that the Construction Agent shall purchase the Property and pay all amounts due in connection therewith within twenty (20) days after the occurrence of such Agency Agreement Event of Default. If Lessor does not receive such a purchase notice within such five (5) day period, then the Construction Agent shall be deemed to have irrevocably elected to purchase the Property. The Construction Agent's purchase of the Property in accordance with this Section 5.5 shall be deemed to cure the applicable Agency Agreement Event of Default.

                     SECTION 6. INSURANCE AND CONDEMNATION

     6.1 Insurance. The Construction Agent shall procure and maintain in full
     -------------
force and effect or arrange to be procured and maintained in full force and effect insurance for the Improvements during the Construction Period in accordance with the following provisions:

     (a) Public Liability and Workers' Compensation Insurance. During the
         ----------------------------------------------------
Construction Period, the Construction Agent shall procure and carry or cause to be procured and carried, at the Construction Agent's sole cost and expense, commercial general liability insurance for the Construction Period risks arising from the acts, errors or omissions of the Construction Agent while located on, in possession of, or controlling or acting or failing to act with respect to the Land and Construction. In addition, during the Construction Period, the Construction Agent shall, in the construction of the Improvements on the Land and the operation of the Land, comply with all applicable workers' compensation laws. The Construction Agent acknowledges and agrees in this connection that the Property is in its control and possession during the Construction Period therefor, it is responsible as Construction Agent for the acts, errors or omissions of its contractors, subcontractors and agents and that it has assumed all liability arising from injury, damage or mishap to third Persons caused by the Construction Agent or any person or entity under its control.

     (b) Hazard and Other Insurance. During the Construction Period, the
         --------------------------
Construction Agent shall arrange, on behalf of the Lessor, to obtain from an insurance provider reasonably acceptable to the Lessor, and utilizing funds advanced by the Lessor and keep in force a policy or policies of Builder's Risk "All Risk" insurance with respect to the Land and Improvements insuring the Lessor's interest in the Land and Improvements including collapse coverage and fire insurance with extended coverage, written on a Standard Builder's Risk Completed Value Form (100% non-reporting), in an amount equal to 100% of the completed insurable replacement cost value of the Property. In addition, the Construction Agent shall arrange, on behalf of the Lessor and utilizing funds provided by the Lessor, for the Lessor to obtain insurance from damage caused by collapse, flood or earthquake covering losses up to $750 million. All such policies shall be in form and substance reasonably satisfactory to the Lessor. The Lessor shall be the named the mortgagee and loss payee under such policies. The premiums for such coverage shall be paid with the proceeds of an advance of funds made by Lessor for the Project Costs. In addition, the reduction in any recovery pursuant to any deductible applicable to such policy shall be deemed a Project Cost paid with the proceeds of an advance made by Lessor therefor; and, provided, however that, unless the Lessor otherwise agrees, the deductible under the all risk insurance policy required pursuant to this clause (b) shall not exceed $100,000 per incident, loss or occurrence.

     (c) Deductibles. The insurance required to be obtained by the Construction
         -----------
Agent under Section 6.1(a) may be subject to such deductible amounts as is consistent with the Construction Agent's or its Affiliates practice for other properties similar to the Property owned or leased by the Construction Agent or the Affiliates of the Construction Agent, and may be carried under blanket policies maintained by or on behalf of the Construction Agent so long as such policies otherwise comply with the provisions of this Section 6.1. The all risk insurance required to be obtained by the Lessee pursuant to Section 6.1(b) shall contain no deductible amount in excess of $100,000 per incident, loss or occurrence unless the Lessor otherwise agrees.

     (d) Construction Manager. Should the Construction Agent decide to utilize
         --------------------
the services of a "Construction Manager or General Contractor", hereinafter called the Construction Manager, on the Project, then said Construction Manager shall procure and maintain, at its own expense, the following required insurance of the kinds and limits as stipulated hereunder:

     (1) Worker's Compensation and Employer's Liability Insurance in accordance with the applicable laws of the State in which the work is to be performed or of the State in which the Construction Manager is obligated to pay compensation to employees engaged in the performance of the work associated with this Project. The policy limit under the Employer's Liability Insurance section shall not be less than $1,000,000 (One Million Dollars) for any one accident. (2) Commercial General Liability Insurance covering the work, the performance of the work and everything incidental thereto, with limits of not less than $100,000,000 (One Hundred Million Dollars) per occurrence combined single limit, or in whatever higher amounts as may be required, and extended to cover: (a) Contractual Liability Insurance assumed by the Construction Manager under any Indemnification Agreement related to this Project, (b) if any of the work is subcontracted, Independent Contractors Liability Insurance providing coverage in connection with such portion of the work which may be subcontracted, (c) Broad Form Property Damage Liability Insurance, and (d) Personal Injury Liability Insurance. (3) Automobile Liability Insurance including coverage on owned, hired and non-owned automobiles and other vehicles, if used in connection with the performance of the work, with Bodily Injury and Property Damage limits of not less the $50,000,000 (Fifty Million Dollars) per occurrence combined single limit.

     (e)  Coverage. All insurance required to be carried or arranged for by the
          --------
Construction Agent or Construction Manager, accordingly, pursuant to the requirements of Section 6.1(a), 6.1(b) or 6.1(d) shall provide in the policy or by special endorsement that:

          (i) in the case of insurance required by Section 6.1(a), that the Participants (except for the Banks) are included as additional insureds;

          (ii) the insurer thereunder waives all rights of subrogation against the Lessor, and waives any right of set-off and counterclaim and any other right to deduction whether by attachment or otherwise;

          (iii) in case of insurance required by Section 6.1(d) such insurance shall be primary and shall apply to any loss or claim before any contribution of any other insurance carried by or on behalf of the Lessor or the Construction Agent;

          (iv) the respective interests of the Lessor or the Construction Agent, as the case may be, under all insurance policies required hereunder shall not be invalidated by any action or inaction of the Lessee or the Construction Agent or any other Person (other than, with respect to any such insured, such insured) and such insurance shall insure the Lessor's interests, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Lessee, the Construction Agent or any other Person (other than, with respect to any such insured, such insured);

          (v) if the insurers cancel such insurance for any reason whatsoever or any materially adverse change is made in policy terms or conditions, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to the Lessor for thirty (30) days after receipt by the Lessor of written notice from such insurers of such cancellation, change or lapse; and

          (vi) with respect to all liability insurance, in as much as the policies are written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured.

     (f) Adjustment of Losses. Losses, if any, with respect to the Property under any damage policies required to be carried under Section 6.1(b) shall be adjusted with the insurance companies, including the filing of appropriate proceedings, as follows: (x) so long as no Agency Agreement Default shall have occurred and be continuing, and provided that the Construction Agent is required, or has agreed, to repair the damage, such losses shall be adjusted by the Construction Agent, and (y) if any Agency Agreement Default shall have occurred and be continuing, or if the Construction Agent is not required to, and has not agreed, to repair the damage, such losses shall be adjusted by the Lessor. The party which shall be entitled to adjust losses may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any Casualty and shall pay all expenses thereof. At such party's reasonable request, and at the Construction Agent's sole cost and expense with respect to disputes on insurance required under Section 6.1(a), the

Construction Agent, and the Lessor, as the case may be, shall participate in any such proceeding, action, negotiation, prosecution or adjustment. The parties hereto agree that this Agreement shall control the rights of the parties hereto in and to any such award, compensation or insurance payment relating to any Casualty affecting the Property during the Construction Period.

     (g)  Application of Insurance Proceeds. All proceeds of insurance
          ---------------------------------
maintained pursuant to Section 6.1(b) on account of any damage to or destruction of the Property during the Construction Period or any part thereof shall be paid over to the Lessor or as it may direct; provided that if no Agency Agreement Default shall have occurred such funds shall be held by the Lessor in a segregated account and, so long as the Construction Agent is diligently repairing the damage to the Property caused by the applicable Casualty, disbursed to the Construction Agent to effect the repair of the Property.

     (h)  Title Insurance. Construction Agent shall cause the Title Company to
          ---------------
issue the title insurance referred to in Section 6.3(d) of the Participation Agreement.

     (i)  Additional Insurance. Any additional insurance obtained by the
          --------------------
Construction Agent or the Lessor shall provide that it shall not limit the insurance described in Sections 6.1(a) and 6.1(b) or increase the amount of any premium payable with respect to any such insurance. The proceeds of any additional insurance will be for the account of the party maintaining such additional insurance.

     (j)  Insurance Report. On the commencement of construction of the
          ----------------
Improvements and annually thereafter, the Construction Agent shall provide the Lessor, promptly following Lessor's written request therefor, an insurance certificate certifying compliance with the insurance then required to be maintained by the Construction Agent pursuant to this Section 6.1, provided however, the Construction Agent shall provide the Lessor with written notice thirty (30) days prior to the expiration of any insurance policy required to be maintained pursuant to the terms of this Agreement.

     6.2  Condemnation.
     -----------------

     (a)  Representation and Warranties of the Construction Agent with respect
          --------------------------------------------------------------------
to Condemnation. The Construction Agent hereby represents and warrants to the
---------------
Lessor (which representation and warranty shall be deemed to be repeated and be considered part of each Requisition) that to the actual knowledge of the Construction Agent there is no action being taken by any Person with respect to any actual, pending or threatened Condemnation affecting the Property.

     (b)  Condemnation Occurrences.
          ------------------------

               (i)    Condemnation Proceedings. The Construction Agent hereby
                      ------------------------
     agrees that it shall, within five (5) Business Days after the date on which the Construction Agent shall have notice thereof, give notice to the Lessor of each action or proceeding by any Governmental Authority with respect to any actual, pending or threatened Condemnation during the Construction Period and whether or not as a result thereof Completion of the Improvements will be completed on or before the Outside Completion Date and is exercising a Construction Agent Option pursuant to Section 2.6(c). During the Construction Period, the Lessor shall be entitled, to the exclusion of the Construction Agent, to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any Condemnation having a material effect on the Property. The Lessor shall consult with the Construction Agent in connection with the foregoing, but the Construction Agent shall have no right to participate in any such negotiation, prosecution, adjustment or appeal unless the Lessor consents thereto in its sole discretion. During the Construction Period, the Construction Agent shall be entitled, with the approval of the Lessor, which shall not be unreasonably withheld, conditioned or delayed, to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any Condemnation which does not have a material effect on the Property.

               (ii)    Condemnation Awards. During the Construction Period, all
                       -------------------
     awards, compensation and insurance payments on account of any Condemnation affecting the Property shall be paid directly to the Lessor or, if received by the Construction Agent, shall be held in trust for the Lessor and shall promptly be paid over by the Construction Agent to the Lessor. In the event the Construction Agent elects to proceed under clause (A) of the definition of "Construction Agent Options" in Section 2.6(c), all such amounts paid to Lessor shall be paid to the Construction Agent upon Lessor receiving all amounts due under such clause (A), and if no Construction Agent Option shall have been exercised, and the Property suffering a Condemnation is in the reasonable judgment of the Lessor capable of being restored to a condition, functionally and economically, equivalent to that which existed prior to such Condemnation for a restoration cost equal to or less than the award or compensation received by the Lessor with respect to the Condemnation, then, so long as no Agency Agreement Default has occurred and is continuing and such restoration can be completed on or prior to the Outside Completion Date, then such award or compensation shall be made available to the Construction Agent to finance such restoration and the Construction Agent shall effect such restoration on or prior to the Outside Completion Date. To the extent the Lessor elects to retain such award or compensation and apply it to the Termination Value and such award or compensation exceeds the Termination Value, such amount shall be applied in accordance with Section 13.5(b) and 13.5(c) of the Participation Agreement.

            SECTION 7. LESSOR'S RIGHTS; CONSTRUCTION AGENT'S RIGHTS

     7.1 Exercise of the Lessor's Rights. Subject to the terms of the Contract
     -----------------------------------
Assignment made by the Lessor in favor of the Administrative Agent, the Construction Agent hereby acknowledges and agrees that the rights and powers of the Lessor under this Agreement have been assigned to the Administrative Agent.

     7.2 Lessor's Right to Cure Construction Agent's Defaults. Upon written
     --------------------------------------------------------
notice to the Construction Agent, except in emergencies, the Lessor, without waiving or releasing any obligation or Agency Agreement Event of Default, may (but shall be under no obligation to) remedy any Agency Agreement Event of Default hereunder for the account of and at the sole cost and expense of the Construction Agent, subject to the limitations on Construction Agent's liability to

Lessor set forth herein. All reasonable out of pocket costs and expenses so incurred (including reasonable fees and expenses of counsel), together with interest thereon at the Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Construction Agent to the Lessor on demand.

          7.3 Subordination. (a) All liabilities and obligations of the Lessor
          -----------------
     to the Construction Agent, whether secured or unsecured and whether or not evidenced by any instrument, now existing or subsequently created or incurred, are and shall be subordinate and junior in right of payment to the Secured Obligations.

          (b) The Construction Agent shall not sell, assign or otherwise transfer, in whole or in part, or create, incur or suffer to exist any security interest, Lien, charge or other encumbrance with respect to any indebtedness, liabilities or obligations of the Lessor to the Construction Agent or any instrument or document evidencing or securing the same unless, in any such case, the person or entity to whom such sale, assignment or transfer is made or the beneficiary of such security interest, Lien, charge or encumbrance acknowledges the foregoing subordination and agrees to be bound thereby. Notwithstanding the foregoing, the Lessor acknowledges Lessee's right to finance and to secure under the Uniform Commercial Code, inventory, furnishings, furniture, equipment, machinery, leasehold improvements and other personal property located at the Property, other than the Equipment, Modifications and other such items which are purchased with the proceeds of SPC Loans or Investor Contributions or which are otherwise required to be titled in the name of Lessor and excluding in all cases fixtures, and Lessor agrees, at Construction Agent's request and at Lessee's cost and expenses, to execute waiver forms, releases of Lessor Liens and other similar documentation (in form and substance reasonably satisfactory to Lessor and the Administrative Agent) in favor of any purchase money seller, lessor or lender who has financed or may finance in the future such items, with respect to such separately-financed items only.

          (c) Should any payment or distribution or security, or any proceeds thereof, be collected or received by the Construction Agent in respect of any indebtedness, liabilities or obligations of the Lessor to the Construction Agent, and such collection or receipt is not permitted under these subordination provisions of this Agreement, the Construction Agent shall immediately turn over such payment, distribution or security or proceeds to the Administrative Agent, in the form received, and, until so turned over, the same shall be held in trust by the Construction Agent as the property of the Lenders.

          (d) For purposes of this Agreement "subordinate and junior in right of payment" shall mean: no part of any subordinated indebtedness, liabilities or obligations shall have any claim to the assets of the Lessor on a parity with or prior to the claim of the Obligations or the principal amount of the Loans and other amounts due to the Administrative Agent, the Lenders and the Investor. Unless and until the Obligations shall have been fully paid and satisfied, the Construction Agent will not take, demand or receive, directly or indirectly, by set-off, redemption, purchase or in any manner, any payment or security for the whole or any part of any subordinated indebtedness, liabilities or obligations, and the Construction Agent will not accelerate the scheduled maturities of any amounts owing on account of such indebtedness, liabilities or obligations or demand payment thereof; provided that so long as no Default or Event of Default exists or would be in existence immediately after giving effect to such payment, the Construction Agent may receive currently scheduled payments on account of such indebtedness, liabilities and obligations.

          7.4 Right to Inspect. During the Construction Period, the Construction
          --------------------
     Agent shall upon reasonable written notice from the Lessor, permit the Lessor, the Administrative Agent acting on behalf of the Banks, and their respective authorized representatives to inspect the Property in accordance with Section 10.3 of Lease subject to this Construction Agency Agreement and the books and records of the Construction Agent relating to the Property during normal business hours, provided that such inspections shall
                                            --------
     be without notice in the event of an emergency.

          7.5 Costs and Fees. Except for such obligations, duties and
          ------------------
     requirements which are included as part of the Project Costs, all obligations, duties and requirements imposed upon or allocated to the Construction Agent shall be performed by the Construction Agent at the Construction's Agent's sole cost and expense. The Construction Agent will not be entitled to, and the Lessor shall have no obligation to pay, any agency fee, and the Construction Agent shall not be entitled to, and the Lessor shall have no obligation to make or pay, any reimbursement therefore, it being understood that this Agreement is being entered into as consideration for and as an inducement to the Lessor and the Construction Agent entering into the Lease and the other Operative Agreements.

                            SECTION 8. MISCELLANEOUS

          8.1 Notices. Unless otherwise specifically provided herein, all
          -----------
     notices, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms hereof to be given to any Person to be effective shall be given in writing and in the manner provided in, and the effectiveness thereof shall be governed by the provisions of
     Section 14.3 of the Participation Agreement.

          From time to time any party may designate a new address for purposes of notice hereunder by notice to each of the other parties hereto.

          8.2 Successors and Assigns. This Agreement shall be binding upon and
          --------------------------
inure to the benefit of the Lessor, the Construction Agent and their respective successors and assigns.

          8.3 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF
          -----------------
THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THE LAWS OF THE STATE OF WASHINGTON ARE REQUIRED TO APPLY WITH RESPECT TO THE PROPERTY AND ANY AGREEMENTS ENTERED INTO BY CONSTRUCTION AGENT IN SUCH STATE PURSUANT TO THE AUTHORITY GRANTED IN SECTION 2.3 HEREOF.

          8.4 Amendments and Waivers. The Lessor and the Construction Agent may
          --------------------------
from time to time, enter into written amendments, supplements or modifications hereto.

          8.5 Counterparts. This Agreement may be executed on any number of
          ----------------
separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          8.6 Severability. Any provision of this Agreement which is prohibited
          ----------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          8.7 Headings and Table of Contents. The headings and table of contents
          ----------------------------------
contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          8.8 Duty to Notify. To the extent that Lessor, as the owner of record
          ------------------
of the Property, receives any written notice, directions, instructions, requests, demands or other communications from any third party or any Governmental Authority relating to Construction Agent's rights and obligations under this Agreement or the Lessee's rights and obligations under the Lease, Lessor agrees to provide Construction Agent with prompt written notice of such, including a true copy of all written materials received by Lessor relating thereto.

          8.9 Liability of Wilmington Trust Company. It is expressly understood
          -----------------------------------------
and agreed by the parties hereto that (i) except as specifically provided for in this Agreement, this Agreement is executed and delivered by Wilmington Trust Company not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of Lessor or Wilmington Trust Company, as the case may be, is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Lessor,
(iii) except as specifically provided for in this Agreement nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of any party hereto, or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Lessor under this Agreement; provided, however, the foregoing shall not limit Wilmington Trust Company's liability for its own gross negligence or willful misconduct.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                  IMMUNEX CORPORATION


                                  By:        /s/ David A. Mann
                                      ------------------------------------
                                      Name: David A. Mann
                                      Title: Executive Vice President, Chief
                                               Financial Officer and Treasurer


                                  IMMUNEX REAL ESTATE TRUST 2001


                                  By: Wilmington Trust Company, not in
                                      its individual capacity but solely
                                      as Trustee

                                      By:        /s/ Patricia Evans
                                          ---------------------------------
                                          Name: Patricia Evans
                                          Title: Senior Financial Services
                                                   Officer